Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact

Stacey Eisen, (224) 948-5353

media@baxter.com

Investor Contact

Clare Trachtman, (224) 948-3085

BAXTER REPORTS FOURTH-QUARTER AND FULL-YEAR 2019 RESULTS,

COMPLETES FINANCIAL RESTATEMENT PROCESS

•	Fourth-quarter sales of $3.0 billion increased 7% on a reported basis and 9% on an operational basis[1]

•	Fourth-quarter GAAP earnings per share (EPS) were a loss of $0.05; adjusted EPS[1] totaled $0.97

•	Full-year sales of $11.4 billion increased 2% on a reported basis and 5% on an operational basis

•	Full-year GAAP EPS were $1.93; adjusted EPS totaled $3.31

•	With submission of restated financials, company is now current in its SEC reporting obligations

DEERFIELD, Ill., March 17, 2020 — Baxter International Inc. (NYSE:BAX), a leading global medical products company, today announced its complete financial results for the fourth quarter and full year ended December 31, 2019. In addition, the company announced the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the Form 10-K), which includes audited restated financial statements as of December 31, 2018 and for the years ended December 31, 2018 and 2017, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (the 3Q Form 10-Q). The company has now completed its internal investigation into certain intra-company transactions that impacted its previously reported non-operating foreign exchange gains and losses as it relates to the financial statement impacts. With these filings, Baxter is now current in its SEC reporting obligations.

[1]	See the “Non-GAAP Financial Measures” section and the tables attached to this press release for further information and reconciliations of non-GAAP financial measures used in this press release.

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BAXTER REPORTS FOURTH-QUARTER AND FULL-YEAR FINANCIAL RESULTS — Page  2

“Our sales and earnings performance in 2019 demonstrate the momentum and underlying strength of our ongoing transformation,” said José (Joe) E. Almeida, chairman, president and chief executive officer. “We are driving growth across our global businesses and regions, fueled by innovation and commercial execution that position us for sustained success. Our focus remains on advancing our Mission for patients and accelerating value for all stakeholders. We look forward to building on our progress in quarters to come.”

Fourth-Quarter Financial Results

Worldwide sales in the fourth quarter totaled $3.0 billion, an increase of 7% on a reported basis, 8% on a constant currency basis and 9% on an operational basis compared to the prior-year period. Operational sales in the fourth quarter adjust for the impact of foreign exchange and generic competition for U.S. cyclophosphamide.

Sales in the U.S. were approximately $1.3 billion, increasing 10% on both a reported and operational basis. International sales of approximately $1.8 billion increased 5% on a reported basis and 7% on both a constant currency and operational basis. Growth across all six of Baxter’s Global Business Units (GBUs) and three geographic segments contributed to positive performance in the quarter.

Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s GBUs and geographic segments.

For the fourth quarter, the net loss from continuing operations attributable to Baxter was $23 million, or $0.05 per diluted share, on a U.S. GAAP (Generally Accepted Accounting Principles) basis. This represented a decline of 109% and included special items totaling $524 million after-tax, primarily related to a noncash pension settlement charge ($568 million after-tax), business optimization expenses and intangible asset amortization, partially offset by benefits related to global tax reform and insurance recoveries. On an adjusted basis, income from continuing operations attributable to Baxter totaled $501 million, or $0.97 per diluted share. Adjusted earnings per diluted share increased 37% in the quarter, driven by solid operational performance and an ongoing benefit from the company’s business transformation efforts.

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BAXTER REPORTS FOURTH-QUARTER AND FULL-YEAR FINANCIAL RESULTS — Page  3

Full-Year Financial Results

Baxter’s 2019 worldwide sales totaled approximately $11.4 billion, an increase of 2% on a reported basis and 5% on both a constant currency and operational basis compared to 2018. Operational sales for 2019 adjust for the impact of foreign exchange and generic competition for U.S. cyclophosphamide.

Sales in the U.S. totaled $4.8 billion, increasing 2% on a reported basis and 3% on an operational basis. International sales of $6.5 billion increased 3% on a reported basis and 7% on both a constant currency and operational basis.

For the year, all six of Baxter’s GBUs contributed to positive performance on a constant currency and operational basis, with Medication Delivery, Pharmaceuticals and Acute Therapies delivering mid-to-high single-digit constant-currency growth, and Advanced Surgery achieving double-digit growth at constant currency rates. All three of Baxter’s geographic segments also contributed positively to growth for the year. The accompanying schedules include additional details on sales performance by geographic segment and GBU.

On a U.S. GAAP basis, 2019 income from continuing operations attributable to Baxter totaled $1.0 billion, or $1.93 per diluted share, declining 32% as compared to the prior-year period. These results include special items totaling $716 million after-tax, primarily due to a noncash pension settlement charge, business optimization expenses, and intangible asset amortization, partially offset by benefits related to global tax reform and insurance recoveries. On an adjusted basis, 2019 income from continuing operations attributable to Baxter totaled $1.7 billion, or $3.31 per diluted share, an increase of 14% over the prior-year period.

In 2019, Baxter generated $2.1 billion in operating cash flow, driven by improved operational performance and the continuing impact of programs focused on improving the company’s working capital. As a result, the company generated $1.4 billion in free cash flow (operating cash flow less capital expenditures of $0.7 billion) for the year.

“Baxter is committed to returning value to shareholders while also investing in a range of strategic organic and inorganic growth opportunities,” said Jay Saccaro, chief financial officer. “In 2019, we increased our annual dividend rate by approximately 16%, paid out $423 million in dividends and repurchased over $1.3 billion in shares.”

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BAXTER REPORTS FOURTH-QUARTER AND FULL-YEAR FINANCIAL RESULTS — Page  4

Response to COVID-19 Virus

Since the emergence of COVID-19 (coronavirus), Baxter has implemented a detailed action plan, which includes taking proactive measures to protect employee workplace safety, providing aid to healthcare providers and those affected by the pandemic, and maintaining global supply of its products. The company’s plan follows the guidelines provided by the Centers for Disease Control (CDC) and the World Health Organization (WHO), as well as other actions recommended by its medical advisors from the University of Illinois Chicago. Consistent with the company’s focus on corporate citizenship and its Mission to Save and Sustain Lives, Baxter colleagues have been providing frontline support to healthcare providers combating the spread of COVID-19. Baxter has assisted with the prompt installation of additional acute care technology in multiple facilities and has also provided monetary aid and equipment donations to help address the surge in patients requiring treatment. In addition, over the last couple of years Baxter has executed several actions to enhance and diversify its global supply chain network.

While to date Baxter has experienced limited financial impact from COVID-19, given the rapid and evolving nature of the virus, the company is not in a position to provide an estimate of any potential negative impact on its full-year financial results. Baxter will continue to actively monitor the situation and will provide further updates as appropriate. The company remains confident in the long-term underlying strength of its portfolio and innovation pipeline.

Business Highlights2

In 2019, Baxter achieved many milestones in pursuit of its Mission for patients and emphasis on accelerating profitable growth through innovation. Among highlights of the past year, the company:

•

Launched the Sharesource 2.0 clinical portal, giving healthcare providers greater insights to their patients’ home PD treatments while offering improved clinic workflow. Sharesource is the most widely adopted telehealth platform globally; it has helped manage more than 12.5 million PD treatments in 45 countries, and there is growing evidence that the remote patient management technology assists healthcare providers with early detection of catheter issues, peritonitis, and adherence-related complications, which can lead to reduced hospitalizations.

[2]	See links to original press releases for additional product information, including Boxed Warning for Clinolipid.

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•

Initiated strategic planning in support of the Advancing American Kidney Health Initiative (AAKHI), a groundbreaking White House proposal focused on improving outcomes, lowering health system costs and offering quality-of-life benefits for patients with chronic kidney disease (CKD). Depending on the initiative’s final form, Baxter plans to scale investments in U.S. manufacturing capacity to align with the proposed models from the Centers for Medicare and Medicaid Services (CMS) and patient and market dynamics across the adoption curve, in order to help expand U.S. patient access to home-based peritoneal dialysis therapy.

•

Acquired Cheetah Medical, a leading provider of non-invasive hemodynamic monitoring technologies. This acquisition expands Baxter’s presence in the specialized patient monitoring space with key technology used to guide fluid management based on individual patient needs.

•

Broadened its injectable pharmaceuticals portfolio with the U.S. launch of Myxredlin (Insulin Human in 0.9% Sodium Chloride Injection), the first and only ready-to-use insulin for IV infusion in the hospital and other acute care settings; and ready-to-use eptifibatide, a first-of-its-kind premix presentation of a platelet aggregation inhibitor that prevents platelets from sticking together and clotting. Both products utilize Baxter’s proprietary Galaxy container technology, offering preparation efficiencies, an extended shelf life, and consistent, stable concentrations with every administration, helping to avoid potential dosing errors.

•

Launched Clinolipid (20% Lipid Injectable Emulsion), Baxter’s proprietary olive oil-based lipid emulsion, in the U.S. Clinolipid’s unique formulation allows physicians to minimize the use of soybean oil in their patients’ parenteral nutrition, while providing olive oil that is rich in Omega-9 fatty acids.

•

Initiated a partnership with COSMED srl to commercialize Q-NRG+, a metabolic monitoring device utilizing indirect calorimetry (IC) technology. IC is used to accurately measure resting energy expenditure (REE) – a patient’s caloric needs while at rest – and is recommended in guidelines from nutrition societies around the world.

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•

Announced U.S. Food and Drug Administration (FDA) approval for faster preparation of Floseal Hemostatic Matrix. This next generation of Floseal has 20% fewer components and steps to prepare, making it easier and faster for operating room nurses to get Floseal into the hands of surgeons to help stop bleeding during procedures.

•

Initiated the U.S. and Canadian launches of Baxter’s next-generation PrisMax system for continuous renal replacement therapy (CRRT) and therapeutic plasma exchange (TPE). Of its many advanced features, PrisMax incorporates TrueVue Analytics, Baxter’s proprietary data and analytics platform.

•

Initiated a collaboration with bioMérieux, a world leader in the field of in vitro diagnostics, to develop future biomarkers with the goal of rapidly identifying and informing treatment of acute kidney injury (AKI). The efforts are meant to help diagnose AKI earlier so a patient can have improved therapy options, reflecting Baxter’s growth strategy of addressing patient needs across the continuum of care.

Baxter’s progress continues into 2020, as reflected in additional highlights to open the year. Most recently the company:

•

Completed the acquisition of Seprafilm Adhesion Barrier and related assets from Sanofi. The product is a strong complement to Baxter’s leading surgical hemostat and sealant portfolio; and there are opportunities to reach more potential users based on the breadth of Baxter’s commercial footprint in Advanced Surgery.

•

Announced an exclusive distribution agreement in the U.S. and Canada for Spectral Medical Inc.’s Toraymyxin™ PMX-20R hemoperfusion filter, currently an investigational device in the U.S.; and non-exclusive global rights to distribute Spectral’s Endotoxin Activity Assay™, an on-market companion diagnostic tool. The arrangement represents a key opportunity to expand Baxter’s offering in sepsis management, an area of significant unmet need in North America and globally.

In addition, Baxter continues to be recognized for its commitment to corporate social responsibility and workplace excellence. The company most recently:

•	Scored 100% on the Human Rights Campaign Corporate Equality Index for the fifth consecutive year.

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•	Was named to Forbes’ list of The Best Employers for Diversity.

•	Was named to Newsweek’s list of America’s Most Responsible Companies.

Financial Restatements

On October 24, 2019, Baxter announced that it had commenced an internal investigation into certain intra-company transactions that impacted its previously reported non-operating foreign exchange gains and losses. That internal investigation is now complete as it relates to the financial statement impacts and the company’s Audit Committee authorized the filing of restated financial statements.

Today, Baxter filed its Form 10-K, which includes (i) restated audited financial statements as of December 31, 2018 and for the years ended December 31, 2017 and 2018, (ii) restated unaudited interim financial information as of and for the quarterly periods ended March 31, 2018, June 30, 2018, December 31, 2018, March 31, 2019 and June 30, 2019, for the six months ended June 30, 2019 and 2018, and as of September 30, 2018 within the notes to its 2019 financial statements, and (iii) restated unaudited financial information as of December 31, 2017, 2016 and 2015 and for the years ended December 31, 2016 and 2015 within Item 6. Selected Financial Data. Baxter also filed its 3Q Form 10-Q, which included restated unaudited financial statements for the quarterly and year-to-date periods ended September 30, 2018. As a result of these filings, Baxter is now current in its reporting obligations with the SEC.

The company also corrected certain additional misstatements that were immaterial, individually and in the aggregate, to its previously issued financial statements that affected other items, including operating income and cash flows. For more information about the restatement, including the impacts on the company’s financial statements, see Baxter’s Form 10-K and the 3Q Form 10-Q.

“Our investigation of this matter as it relates to its financial impacts is now complete,” said Mr. Almeida. “The relevant foreign exchange gains and losses were non-operational in nature, and our core operational performance across this period continues to demonstrate the strength and trajectory of our ongoing transformation, fueled by revitalized innovation, increased efficiency and the dedication of our 50,000 employees worldwide.”

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2020 Financial Outlook

At this time, given the high-degree of uncertainty around any potential negative financial impacts from COVID-19, Baxter is not providing guidance for full-year 2020. The company expects to provide an update in its first quarter 2020 earnings announcement on April 30, 2020.

For first-quarter 2020: The company expects sales growth of 4% to 5% on a reported basis and 5% to 6% on both a constant currency and operational basis. The company expects adjusted net income, before special items, of $0.72 to $0.74 per diluted share.

First-quarter operational sales estimates for 2020 have been adjusted for the impact of foreign exchange and the acquisition of Seprafilm.

Please see the schedules accompanying this press release for reconciliations of non-GAAP measures to the most closely related U.S. GAAP measures.

A webcast of Baxter’s fourth-quarter 2019 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on March 17, 2020. Please see www.baxter.com for more information regarding this and future investor events and webcasts.

About Baxter

Every day, millions of patients and caregivers rely on Baxter’s leading portfolio of critical care, nutrition, renal, hospital and surgical products. For more than 85 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers that make it happen. With products, technologies and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.

Non-GAAP Financial Measures

This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include adjusted gross margin, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating income, net, adjusted operating margin, adjusted other (income) expense, net, adjusted income from continuing operations before income taxes, adjusted income tax expense, adjusted income from continuing operations, and adjusted income from continuing operations attributable to Baxter stockholders, all of which exclude special items, sales growth on a constant currency and operational basis, and free cash flow. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of the press release. Future events or new information may result in different actual results.

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BAXTER REPORTS FOURTH-QUARTER AND FULL-YEAR FINANCIAL RESULTS — Page  9

Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter and year ended December 31, 2019, operational sales growth excludes the impact of foreign exchange and generic competition for U.S. cyclophosphamide. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remain constant and excluding the impact of U.S. cyclophosphamide competition.

The first quarter 2020 outlook for operational sales growth excludes the impact of foreign exchange and sales from the company’s acquisition of Seprafilm. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remain constant and excludes the impact of sales related to the company’s Seprafilm acquisition.

For the quarter and year ended December 31, 2019, special items include intangible asset amortization, business optimization charges, acquisition and integration expenses, expenses related to European medical devices regulation, an intangible asset impairment charge, investigation costs, benefits related to insurance recoveries from Hurricane Maria and a legacy product-related matter, a noncash pension settlement charge, and global income tax reform. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.

The first quarter 2020 outlook for adjusted net income reflects the exclusion of special items that are highly variable or unusual, of a size that may substantially affect the company’s forecast for the period, or are uncertain and difficult to predict. Intangible asset amortization is excluded as a special item to facilitate an evaluation of future and past operating performance and is consistent with how management forecasts future performance. The specific items that have been excluded from the outlook are estimated intangible asset amortization, estimated business optimization charges, estimated acquisition and integration expenses (including the impact of the Seprafilm acquisition), estimated expenses related to European medical devices regulation, and estimated investigation costs.

Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.

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BAXTER REPORTS FOURTH-QUARTER AND FULL-YEAR FINANCIAL RESULTS — Page  10

Forward-Looking Statements

This release includes forward-looking statements concerning the company’s financial results, outlook for the first quarter of 2020, and business development activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: developments in connection with the investigation related to foreign exchange gains and losses; demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; the adequacy of the company’s cash flows from operations and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including the FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at our Ahmedabad facility or proceedings related to the investigation related to foreign exchange gains and losses; the outcome of pending or future litigation, including the opioid litigation and litigation related to our internal investigation of foreign exchange gains and losses; the impacts of the material weakness identified as a result of the internal investigation and our remediation efforts, including the risk that we may experience additional material weaknesses or other deficiencies; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end stage renal disease market and demand for our peritoneal dialysis products, necessitating significant multi-year capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical and Seprafilm Adhesion Barrier from Sanofi); future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; the impact of global economic conditions (including potential trade wars) and public health crises and epidemics, such as the novel strain of coronavirus that recently originated in China (COVID-19), on us and our customers and suppliers, including foreign governments in countries in which we operate; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filing on Form 10-K and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

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Baxter, Cheetah, Clinolipid, Floseal, Galaxy, Myxredlin, PrisMax, Seprafilm, Sharesource and TrueVue are registered trademarks of Baxter International Inc.

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BAXTER — PAGE  12

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended December 31, 2019 and 2018 (As Restated)

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended December 31,
	2019		2018		Change

NET SALES	$ 3,039		$ 2,833		7%

COST OF SALES	1,741		1,650		6%

GROSS MARGIN	1,298		1,183		10%

% of Net Sales	42.7%		41.8%		0.9 pts

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	666		627		6%
% of Net Sales	21.9%		22.1%		(0.2 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	156		175		(11%	)
% of Net Sales	5.1%		6.2%		(1.1 pts	)

OTHER OPERATING INCOME, NET	(60)		(10)		NM

OPERATING INCOME	536		391		37%

% of Net Sales	17.6%		13.8%		3.8 pts

INTEREST EXPENSE, NET	20		11		82%

OTHER EXPENSE (INCOME), NET	739		(33)		NM

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(223)		413		(154%	)

INCOME TAX (BENEFIT) EXPENSE	(204)		102		(300%	)

% of Income Before Income Taxes	91.5%		24.7%		66.8 pts

(LOSS) INCOME FROM CONTINUING OPERATIONS	(19)		311		(106%	)

LOSS FROM DISCONTINUED OPERATIONS	—		(6)		NM

NET (LOSS) INCOME	(19)		305		(106%	)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4		—		NM

NET (LOSS) INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	($23)		$ 305		(108%	)

(LOSS) EARNINGS PER SHARE FROM CONTINUING OPERATIONS
Basic	($0.05)		$ 0.59		(108%	)

Diluted	($0.05)		$ 0.58		(109%	)

LOSS PER SHARE FROM DISCONTINUED OPERATIONS
Basic	$ 0.00		($0.01)		(100%	)

Diluted	$ 0.00		($0.01)		(100%	)

(LOSS) EARNINGS PER SHARE
Basic	($0.05)		$ 0.58		(109%	)

Diluted	($0.05)		$ 0.57		(109%	)

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	506		528

Diluted	506		538

ADJUSTED OPERATING INCOME (excluding special items)	$ 609	A	$ 489	A	25%

ADJUSTED INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (excluding special items)	$ 605	A	$ 487	A	24%

ADJUSTED INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)	$ 501	A	$ 384	A	30%

ADJUSTED DILUTED EPS (excluding special items)	$ 0.97	A	$ 0.71	A	37%

ADJUSTED WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING FOR ADJUSTED DILUTED EPS	515		538

A	Refer to page 13 for a description of the adjustments and a reconciliation to the applicable U.S. GAAP measures.

NM - Not Meaningful

BAXTER — PAGE  13

BAXTER INTERNATIONAL INC.

Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures

(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended December 31, 2019 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net		Operating Income	Other (Income) Expense, Net	Income Before Taxes	Income Tax Expense	Income From Continuing Operations	Income From Continuing Operations Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations
Reported	$1,298	$666	$156	$(60)		$536	$739	$(223)	$(204)	$(19)	$(23)	$(0.05)
Reported percent of net sales (or percent of income before taxes for income tax expense)	42.7%	21.9%	5.1%	(2.0%	)	17.6%	24.3%	(7.3% )	91.5%	(0.6% )	(0.8% )

Intangible asset amortization ¹	47	—	—	—		47	—	47	8	39	39	0.09
Business optimization items ²	30	(20)	(3)	—		53	—	53	8	45	45	0.09
Acquisition and integration expenses ³	5	(12)	—	—		17	—	17	3	14	14	0.03
European medical devices regulation [4]	8	—	—	—		8	—	8	2	6	6	0.01
Hurricane Maria insurance recoveries [5]	—	—	—	60		(60)	—	(60)	(15)	(45)	(45)	(0.09)
Investigation costs [6]	—	(8)	—	—		8	—	8	2	6	6	0.01
U.S. pension settlement [7]	—	—	—	—		—	(755)	755	187	568	568	1.10
Swiss and India tax reform [8]	—	—	—	—		—	—	—	109	(109)	(109)	(0.22)

Adjusted	$1,388	$626	$153	$—		$609	$(16)	$605	$100	$505	$501	$0.97

Adjusted percent of net sales (or adjusted percent of income before taxes for income tax expense)	45.7%	20.6%	5.0%	0.0%		20.0%	(0.5% )	19.9%	16.5%	16.6%	16.5%

Weighted-average diluted shares as reported	506
Effect of dilutive securities that were anti-dilutive to diluted EPS as reported	9

Weighted-averaged diluted shares as adjusted	515

The company’s U.S. GAAP results for the three months ended December 31, 2018 included special items which impacted the U.S. GAAP measures as follows:

	As Restated
	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net		Operating Income	Other (Income) Expense, Net		Income Before Taxes	Income Tax Expense	Income From Continuing Operations	Income From Continuing Operations Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations
Reported	$1,183	$627	$175	$(10)		$391	$(33)		$413	$102	$311	$311	$0.58
Reported percent of net sales (or percent of income before taxes for income tax expense)	41.8%	22.1%	6.2%	(0.4%	)	13.8%	(1.2%	)	14.6%	24.7%	11.0%	11.0%

Intangible asset amortization ¹	42	—	—	—		42	—		42	7	35	35	0.06
Business optimization items ²	19	(23)	(3)	—		45	—		45	7	38	38	0.06
Acquisition and integration expenses ³	11	(9)	(7)	—		27	24		3	4	(1)	(1)	0.00
European medical devices regulation [4]	6	—	—	—		6	—		6	2	4	4	0.01
Product-related items [9]	(3)	—	—	—		(3)	—		(3)	(1)	(2)	(2)	0.00
Hurricane Maria insurance recoveries [5]	(9)	—	—	10		(19)	—		(19)	(6)	(13)	(13)	(0.02)
U.S. tax reform [10]	—	—	—	—		—	—		—	(12)	12	12	0.02

Adjusted	$1,249	$595	$165	$—		$489	$(9)		$487	$103	$384	$384	$0.71

Adjusted percent of net sales (or adjusted percent of income before taxes for income tax expense)	44.1%	21.0%	5.8%	0.0%		17.3%	(0.3%	)	17.2%	21.1%	13.6%	13.6%

[1]

The company’s results in 2019 and 2018 included intangible asset amortization expense of $47 million ($39 million, or $0.09 per diluted share, on an after-tax basis) and $42 million ($35 million, or $0.06 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2019 and 2018 included charges of $53 million ($45 million, or $0.09 per diluted share, on an after-tax basis) and $45 million ($38 million, or $0.06 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis.

[3]

The company’s results in 2019 included $17 million ($14 million, or $0.03 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included integration expenses related to its acquisitions of Claris and the RECOTHROM and PREVELEAK products in prior periods. The company’s results in 2018 included acquisition and integration costs related to the company’s acquisitions of Claris and the RECOTHROM and PREVELEAK products of $20 million ($17 million, or $0.03 per diluted share, on an after-tax basis), upfront payments related to R&D collaborations and license agreements of $7 million ($6 million, or $0.01 per diluted share, on an after-tax basis) and a gain of $24 million ($24 million, or $0.04 per diluted share, on an after-tax basis) from remeasuring its previously held investment to fair value upon acquisition of a controlling interest in its joint venture in Saudi Arabia.

[4]

The company’s results in 2019 and 2018 included costs of $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) and $6 million ($4 million, or $0.01 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that will become effective in 2020.

[5]

The company’s results in 2019 and 2018 included benefits of $60 million ($45 million, or $0.09 per diluted share, on an after-tax basis) and $19 million ($13 million, or $0.02 per diluted share, on an after-tax basis) related to insurance recoveries as a result of losses incurred due to Hurricane Maria.

[6]

The company’s results in 2019 included costs of $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) related to its internal investigation of certain intra-company transactions that impacted its previously reported foreign exchange gains and losses.

[7]

The company’s results in 2019 included a charge of $755 million ($568 million, or $1.10 per diluted share, on an after-tax basis) related to the annuitization of a portion of the company’s U.S. pension plan.

[8]	The company’s results in 2019 included a benefit of $109 million, or $0.22 per diluted share, related to income tax reform in Switzerland and India.

[9]

The company’s results in 2018 included a net benefit of $3 million ($2 million, or $0.00 per diluted share, on an after-tax basis) related to an adjustment to its accrual for SIGMA SPECTRUM infusion pump inspection and remediation activities.

[10]	The company’s results in 2018 included updates to the estimated impact of U.S. federal tax reform previously made by the company of $12 million, or $0.02 per diluted share.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  14

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Years Ended December 31, 2019 and 2018 (As Restated)

(unaudited)

(in millions, except per share and percentage data)

	Years Ended December 31,
	2019		2018		Change

NET SALES	$ 11,362		$ 11,099		2%

COST OF SALES	6,601		6,340		4%

GROSS MARGIN	4,761		4,759		0%

% of Net Sales	41.9%		42.9%		(1.0 pts	)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,535		2,620		(3%	)
% of Net Sales	22.3%		23.6%		(1.3 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	595		654		(9%	)
% of Net Sales	5.2%		5.9%		(0.7 pts	)

OTHER OPERATING INCOME, NET	(141)		(99)		42%

OPERATING INCOME	1,772		1,584		12%

% of Net Sales	15.6%		14.3%		1.3 pts

INTEREST EXPENSE, NET	71		45		58%

OTHER EXPENSE (INCOME), NET	731		(78)		NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	970		1,617		(40%	)

INCOME TAX (BENEFIT) EXPENSE	(41)		65		(163%	)

% of Income Before Income Taxes	-4.2%		4.0%		(8.2 pts	)

INCOME FROM CONTINUING OPERATIONS	1,011		1,552		(35%	)

LOSS FROM DISCONTINUED OPERATIONS	—		(6)		NM

NET INCOME	1,011		1,546		(35%	)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	10		—		NM

NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$ 1,001		$ 1,546		(35%	)

EARNINGS PER SHARE FROM CONTINUING OPERATIONS
Basic	$ 1.97		$ 2.91		(32%	)

Diluted	$ 1.93		$ 2.84		(32%	)

LOSS PER SHARE FROM DISCONTINUED OPERATIONS
Basic	$ 0.00		($0.01)		(100%	)

Diluted	$ 0.00		($0.01)		(100%	)

EARNINGS PER SHARE
Basic	$ 1.97		$ 2.90		(32%	)

Diluted	$ 1.93		$ 2.83		(32%	)

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	509		534
Diluted	519		546

ADJUSTED OPERATING INCOME (excluding special items)	$ 2,120	A	$ 1,921	A	10%

ADJUSTED INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (excluding special items)	$ 2,073	A	$ 1,930	A	7%

ADJUSTED INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)	$ 1,717	A	$ 1,588	A	8%

ADJUSTED DILUTED EPS (excluding special items)	$ 3.31	A	$ 2.91	A	14%

A	Refer to page 15 for a description of the adjustments and a reconciliation to the applicable U.S. GAAP measures.

NM - Not Meaningful

BAXTER — PAGE  15

BAXTER INTERNATIONAL INC.

Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures

(unaudited, in millions)

The company’s U.S. GAAP results for the year ended December 31, 2019 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net		Operating Income	Other (Income) Expense, Net	Income Before Taxes	Income Tax Expense	Income From Continuing Operations	Income From Continuing Operations Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations
Reported	$4,761	$2,535	$595	$(141)		$1,772	$731	$970	$(41)	$1,011	$1,001	$1.93
Reported percent of net sales (or percent of income before taxes for income tax expense)	41.9%	22.3%	5.2%	(1.2%	)	15.6%	6.4%	8.5%	(4.2% )	8.9%	8.8%

Intangible asset amortization ¹	183	—	—	—		183	—	183	42	141	141	0.27
Business optimization items ²	69	(70)	(45)	—		184	—	184	37	147	147	0.28
Acquisition and integration expenses ³	30	(20)	(8)	4		54	—	54	14	40	40	0.08
European medical devices regulation [4]	25	—	—	—		25	—	25	6	19	19	0.04
Intangible asset impairment [5]	31	—	—	—		31	—	31	7	24	24	0.05
Insurance recoveries from a legacy product-related matter [6]	—	—	—	37		(37)	—	(37)	(8)	(29)	(29)	(0.05)
Hurricane Maria insurance recoveries [7]	—	—	—	100		(100)	—	(100)	(25)	(75)	(75)	(0.15)
Investigation costs [8]	—	(8)	—	—		8	—	8	2	6	6	0.01
U.S. pension settlement [9]	—	—	—	—		—	(755)	755	187	568	568	1.09
Swiss and India tax reform [10]	—	—	—	—		—	—	—	109	(109)	(109)	(0.21)
U.S. tax reform ¹¹	—	—	—	—		—	—	—	16	(16)	(16)	(0.03)

Adjusted	$5,099	$2,437	$542	$—		$2,120	$(24)	$2,073	$346	$1,727	$1,717	$3.31

Adjusted percent of net sales (or adjusted percent of income before taxes for income tax expense)	44.9%	21.4%	4.8%	0.0%		18.7%	(0.2% )	18.2%	16.7%	15.2%	15.1%

The company’s U.S. GAAP results for the year ended December 31, 2018 included special items which impacted the U.S. GAAP measures as follows:

	As Restated
	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net		Operating Income	Other (Income) Expense, Net		Income Before Taxes	Income Tax Expense	Income From Continuing Operations	Income From Continuing Operations Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations
Reported	$4,759	$2,620	$654	$(99)		$1,584	$(78)		$1,617	$65	$1,552	$1,552	$2.84
Reported percent of net sales (or percent of income before taxes for income tax expense)	42.9%	23.6%	5.9%	(0.9%	)	14.3%	(0.7%	)	14.6%	4.0%	14.0%	14.0%

Intangible asset amortization ¹	169	—	—	—		169	—		169	36	133	133	0.24
Business optimization items ²	49	(145)	(26)	—		220	—		220	46	174	174	0.32
Acquisition and integration expenses ³	27	(23)	(7)	—		57	24		33	11	22	22	0.04
European medical devices regulation [4]	6	—	(3)	—		9	—		9	2	7	7	0.01
Product-related items ¹²	(6)	—	—	—		(6)	—		(6)	(2)	(4)	(4)	(0.01)
Hurricane Maria insurance recoveries [7]	(32)	—	—	10		(42)	—		(42)	(11)	(31)	(31)	(0.05)
Claris Settlement ¹³	—	—	—	80		(80)	—		(80)	(2)	(78)	(78)	(0.14)
Litigation [14]	8	(2)	—	—		10	—		10	1	9	9	0.02
U.S. tax reform ¹¹	—	—	—	—		—	—		—	196	(196)	(196)	(0.36)

Adjusted	$4,980	$2,450	$618	$(9)		$1,921	$(54)		$1,930	$342	$1,588	$1,588	$2.91

Adjusted percent of net sales (or adjusted percent of income before taxes for income tax expense)	44.9%	22.1%	5.6%	(0.1%	)	17.3%	(0.5%	)	17.4%	17.7%	14.3%	14.3%

[1]

The company’s results in 2019 and 2018 included intangible asset amortization expense of $183 million ($141 million, or $0.27 per diluted share, on an after-tax basis) and $169 million ($133 million, or $0.24 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2019 and 2018 included charges of $184 million ($147 million, or $0.28 per diluted share, on an after-tax basis) and $220 million ($174 million, or $0.32 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis.

[3]

The company’s results in 2019 included $54 million ($40 million, or $0.08 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included integration expenses related to the company’s acquisitions of Claris and the RECOTHROM and PREVELEAK products in prior periods as well as the 2019 acquisitions of in-process research and development assets, partially offset by a benefit related to the change in fair value of contingent consideration liabilities from acquisitions that occurred in prior periods. The company’s results in 2018 included acquisition and integration costs related to the company’s acquisitions of Claris and the RECOTHROM and PREVELEAK products of $50 million ($40 million, or $0.07 per diluted share, on an after-tax basis), upfront payments related to R&D collaborations and license agreements of $7 million ($6 million, or $0.01 per diluted share, on an after-tax basis) and a gain of $24 million ($24 million, or $0.04 per diluted share, on an after-tax basis) from remeasuring its previously held investment to fair value upon acquisition of a controlling interest in its joint venture in Saudi Arabia.

[4]

The company’s results in 2019 and 2018 included costs of $25 million ($19 million, or $0.04 per diluted share, on an after-tax basis) and $9 million ($7 million, or $0.01 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that will become effective in 2020.

[5]

The company’s results in 2019 included a charge of $31 million ($24 million, or $0.05 per diluted share, on an after-tax basis) for an asset impairment related to a developed-technology intangible asset.

[6]

The company’s results in 2019 included a benefit of $37 million ($29 million, or $0.05 per diluted share, on an after-tax basis) related to its allocation of insurance proceeds received pursuant to a settlement and cost-sharing agreement for a legacy product-related matter.

[7]

The company’s results in 2019 and 2018 included benefits of $100 million ($75 million, or $0.15 per diluted share, on an after-tax basis) and $42 million ($31 million, or $0.05 per diluted share, on an after-tax basis) related to insurance recoveries as a result of losses incurred due to Hurricane Maria.

[8]

The company’s results in 2019 included costs of $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) related to its internal investigation of certain intra-company transactions that impacted its previously reported foreign exchange gains and losses.

[9]

The company’s results in 2019 included a charge of $755 million ($568 million, or $1.09 per diluted share, on an after-tax basis) related to the annuitization of a portion of the company’s U.S. pension plan.

[10]	The company’s results in 2019 included a benefit of $109 million, or $0.21 per diluted share, related to income tax reform in Switzerland and India.

[11]

The company’s results in 2019 and 2018 included updates to the impact of U.S. federal tax reform previously made by the company of $16 million, or $0.03 per diluted share, and $196 million, or $0.36 per diluted share.

[12]

The company’s results in 2018 included a net benefit of $6 million ($4 million, or $0.01 per diluted share, on an after-tax basis) related to an adjustment to its accrual for SIGMA SPECTRUM infusion pump inspection and remediation activities.

[13]

The company’s results in 2018 included a benefit of $80 million ($78 million, or $0.14 per diluted share, on an after-tax basis) for the settlement of certain claims related to the acquired operations of Claris.

[14]	The company’s results in 2018 included a charge of $10 million ($9 million, or $0.02 per diluted share, on an after-tax basis) related to certain product litigation.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  16

BAXTER INTERNATIONAL INC.

Sales by Operating Segment

Periods Ending December 31, 2019 and 2018 (As Restated)

(unaudited)

($ in millions)

	Q4 2019	Q4 2018	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2019	YTD 2018	% Growth @ Actual Rates	% Growth @ Constant Rates

Americas	$1,632	$1,492	9%	10%	$ 6,094	$ 5,951	2%	3%
EMEA	789	766	3%	5%	2,968	2,946	1%	6%
APAC	618	575	7%	9%	2,300	2,202	4%	8%
Total Baxter	$3,039	$2,833	7%	8%	$11,362	$11,099	2%	5%

Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  17

BAXTER INTERNATIONAL INC.

Sales by GBU

Periods Ending December 31, 2019 and 2018 (As Restated)

(unaudited)

($ in millions)

	Q4 2019	Q4 2018	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2019	YTD 2018	% Growth @ Actual Rates		% Growth @ Constant Rates

Renal Care ¹	$ 960	$ 951	1%		2%		$ 3,639	$ 3,651	(0%	)	3%
Medication Delivery ²	775	658	18%		19%		2,799	2,664	5%		7%
Pharmaceuticals ³	580	539	8%		9%		2,155	2,087	3%		6%
Clinical Nutrition [4]	233	215	8%		10%		872	875	(0%	)	3%
Advanced Surgery [5]	231	213	8%		10%		877	798	10%		12%
Acute Therapies [6]	144	136	6%		7%		535	515	4%		7%
Other [7]	116	121	(4%	)	(3%	)	485	509	(5%	)	(2%	)
Total Baxter	$3,039	$2,833	7%		8%		$11,362	$11,099	2%		5%

[1]	Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.

[2]	Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.

[3]	Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.

[4]	Includes sales of the company’s parenteral nutrition (PN) therapies and related products.

[5]	Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.

[6]	Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).

[7]	Includes primarily sales of contract manufacturing services from the company’s pharmaceutical partnering business.

Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  18

BAXTER INTERNATIONAL INC.

GBU Sales by U.S. and International

Periods Ending December 31, 2019 and 2019 (As Restated)

(unaudited)

($ in millions)

	Q4 2019			Q4 2018					% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

Renal Care	$ 204	$ 756	$ 960	$ 207	$ 744	$ 951	(1%	)	2%		1%
Medication Delivery	514	261	775	410	248	658	25%		5%		18%
Pharmaceuticals	250	330	580	251	288	539	(0%	)	15%		8%
Clinical Nutrition	84	149	233	78	137	215	8%		9%		8%
Advanced Surgery	138	93	231	127	86	213	9%		8%		8%
Acute Therapies	48	96	144	45	91	136	7%		5%		6%
Other	51	65	116	54	67	121	(6%	)	(3%	)	(4%	)
Total Baxter	$1,289	$1,750	$3,039	$1,172	$1,661	$2,833	10%		5%		7%

BAXTER — PAGE  19

BAXTER INTERNATIONAL INC.

GBU Sales by U.S. and International

Periods Ending December 31, 2019 and 2019 (As Restated)

(unaudited)

($ in millions)

	YTD 2019			YTD 2018			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

Renal Care	$ 791	$2,848	$ 3,639	$ 816	$2,835	$ 3,651	(3%	)	0%		(0%	)
Medication Delivery	1,822	977	2,799	1,690	974	2,664	8%		0%		5%
Pharmaceuticals	940	1,215	2,155	996	1,091	2,087	(6%	)	11%		3%
Clinical Nutrition	320	552	872	321	554	875	(0%	)	(0%	)	(0%	)
Advanced Surgery	535	342	877	466	332	798	15%		3%		10%
Acute Therapies	184	351	535	174	341	515	6%		3%		4%
Other	234	251	485	260	249	509	(10%	)	1%		(5%	)
Total Baxter	$4,826	$6,536	$11,362	$4,723	$6,376	$11,099	2%		3%		2%

BAXTER — PAGE  20

BAXTER INTERNATIONAL INC.

Reconciliation of Non-GAAP Financial Measure

Operating Cash Flow to Free Cash Flow

(unaudited)

($ in millions)

	Years Ended December 31,

	2019	2018 (As Restated)

Cash flows from operations - continuing operations	$2,110	$2,017
Capital expenditures	(696)	(659)

Free cash flow - continuing operations	$1,414	$1,358

Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  21

BAXTER INTERNATIONAL INC.

Reconciliation of Non-GAAP Financial Measure

Change in Net Sales As Reported to Operational Sales

From The Three Months Ended December 31, 2018 to The Three Months Ended December 31, 2019

(unaudited)

	Q4 2019*
	Net Sales As Reported		U.S. Cyclophosphamide	FX	Operational Sales

Renal Care	1%		0%	1%	2%
Medication Delivery	18%		0%	1%	19%
Pharmaceuticals	8%		1%	1%	10%
Clinical Nutrition	8%		0%	2%	10%
Advanced Surgery	8%		0%	2%	10%
Acute Therapies	6%		0%	1%	7%
Other	(4%	)	0%	1%	(3%	)
Total Baxter	7%		0%	1%	9%

U.S.	10%		0%	0%	10%
International	5%		0%	2%	7%

*	Totals may not add across due to rounding

Change in operational sales is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  22

BAXTER INTERNATIONAL INC.

Reconciliation of Non-GAAP Financial Measure

Change in Net Sales As Reported to Operational Sales

From The Year Ended December 31, 2018 to The Year Ended December 31, 2019

(unaudited)

	YTD 2019*
	Net Sales		U.S.		Operational
	As Reported		Cyclophosphamide	FX	Sales

Renal Care	(0%	)	0%	3%	3%
Medication Delivery	5%		0%	2%	7%
Pharmaceuticals	3%		1%	3%	7%
Clinical Nutrition	(0%	)	0%	3%	3%
Advanced Surgery	10%		0%	2%	12%
Acute Therapies	4%		0%	3%	7%
Other	(5%	)	0%	3%	(2%	)
Total Baxter	2%		0%	3%	5%

U.S.	2%		0%	0%	3%
International	3%		0%	4%	7%

*	Totals may not add across due to rounding

Change in operational sales is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  23

BAXTER INTERNATIONAL INC.

Reconciliation of Non-GAAP Financial Measures

Projected Q1 2020 U.S. GAAP Sales Growth and Projected Adjusted Sales Growth, and

Projected Q1 2020 U.S. GAAP Earnings Per Share and Projected Adjusted Earnings Per Share

(unaudited)

Sales Growth Guidance	Q1 2020
Sales Growth – U.S. GAAP	4% - 5%
Seprafilm	0%
Foreign exchange	1%
Sales Growth - Operational	5% - 6%

Earnings Per Share Guidance	Q1 2020
Earnings per Diluted Share – U.S. GAAP	$0.39 - $0.41
Estimated intangible asset amortization	$0.29
Estimated business optimization charges	$0.01
Estimated acquisition and integration expenses	$0.01
Estimated investigation costs	$0.01
Estimated European medical devices regulation	$0.01
Earnings per Diluted Share - Adjusted	$0.72 - $0.74

The company’s outlook for U.S. GAAP earnings per share only includes the impact of special items that are known or expected as of the date of this release. Accordingly, actual U.S. GAAP earnings per share for the first quarter of 2020 may differ significantly from those amounts. For example, the company’s outlook does not reflect the potential impact of future business or asset acquisitions or dispositions, intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, or unusual or infrequently occurring items that may occur in 2020.